As filed with the Securities and Exchange Commission on June 14, 2005
Registration No. 333-97047

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Caterpillar Financial Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	37-1105865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2120 West End Avenue, Nashville, Tennessee 37203-0001
(615) 341-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Sposato
2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Leslie P. Jay Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105	Robert E. Buckholz, Jr. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF DEBT SECURITIES
      This Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 (Commission File No. 333-97047) (the “Registration Statement”) is being filed by Caterpillar Financial Services Corporation in order to deregister the $2,281,000 principal amount of Debt Securities which remains unsold under the Registration Statement. As a result of this deregistration, no Debt Securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 13th day of June, 2005.

CATERPILLAR FINANCIAL SERVICES CORPORATION
(Registrant)

By:	/s/ MICHAEL G. SPOSATO

(Michael G. Sposato, Secretary)